EXHIBIT 23

Consent of Independent Public Accountants

 As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 333-61199, 333-01469, 333-01471, 333-16181, 333-79465, and 333-83185.

  ARTHUR ANDERSEN LLP

  Vienna, VA

December 15, 2000